Exhibit 23.3

CohnReznick LLP cohnreznick.com

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-193480) of Strategic Storage Growth Trust, Inc. of our report dated January 22, 2014 with respect to the consolidated balance sheet of Strategic Storage Growth Trust, Inc. and Subsidiaries as of December 31, 2013. We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

Los Angeles, California

December 12, 2014